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                                                                    Exhibit 15.2

                           ACCOUNTANTS' ACKNOWLEDGMENT

August 25, 2003

PepsiCo, Inc. and
Bottling Group, LLC

Re: Registration Statement on Form S-3 filed with the Securities and Exchange Commission by Bottling Group, LLC

With respect to the subject registration statement, we acknowledge our awareness of the incorporation by reference therein of our report dated July 10, 2003 related to our review of interim financial information of PepsiCo, Inc. for the twelve and twenty-four weeks ended June 14, 2003, incorporated by reference in the Quarterly Report on Form 10-Q of Bottling Group, LLC for the twelve and twenty-four weeks ended June 14, 2003.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

New York, New York